UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2016

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 West Laurel Street

Tampa, Florida 33607

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Epsilon Transaction

On April 29, 2016, Odyssey Marine Enterprises, Ltd. (“OME”), an indirect, wholly owned subsidiary of Odyssey Marine Exploration, Inc. (“Odyssey”), received the second and final advance of $1.5 million from Epsilon Acquisitions LLC (“Epsilon”) pursuant to the Note Purchase Agreement, dated as of March 18, 2016 (the “Purchase Agreement”), among Epsilon, OME, and Odyssey. The execution and delivery of the Purchase Agreement were disclosed in the Current Report on Form 8-K that was filed by Odyssey with the Securities and Exchange Commission on March 24, 2016, and OME received the first advance of $1.5 million from Epsilon on March 31, 2016. Epsilon is an investment vehicle controlled by Mr. Alonso Ancira.

“Don Diego” Deposit

On April 29, 2016, Odyssey’s subsidiary in Mexico filed documents with the Mexican government requesting a review of the government’s recent decision on the application for an environmental permit for the dredging and extraction of the phosphate sands from the “Don Diego” deposit. Odyssey, its subsidiaries and partners remain committed to developing the phosphate deposit and, to that end, have also recently hired additional environmental experts and other advisers to assist in moving the project forward.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: May 5, 2016	By:	/s/ Philip S. Devine
Philip S. Devine
Chief Financial Officer